USA Truck Reports Strong Revenue Growth and
Improved Results from Underlying Operations for Fourth Quarter

•	Base revenue growth of 6.2% to $113.6 million
•	Adjusted operating income of $1.3 million1, the first quarter of positive operating income in over two years
•	Adjusted EPS of $0.001, 2 compared to a loss of $0.31 in 4Q12
•	Debt reduction of $12.0 million in 4Q13

1 Excluding non-cash charge of $6.0 million before income taxes for long-term claims liability reserve noted below
2 Excluding charge of $1.5 million before income taxes for legal and related defense expenses noted below

Van Buren, AR – February 11, 2014 – USA Truck, Inc. (NASDAQ: USAK), a leading  North American transportation and logistics provider, today announced another quarter of significantly improved financial results for the three months ended December 31, 2013.

“The fourth quarter capped a turning point year for USA Truck, with improvements in virtually every area of our business,” said President and CEO John Simone. “Our results reflect the growing positive momentum of our strategic plan, which focuses on three critical areas – operational execution, profitable revenue growth and cost effectiveness.

“In addition to generating base revenue growth of more than 6% from last year’s period, these initiatives led to our first quarter of positive operating income since the second quarter of 2011, after adjusting for the non-cash charge described below. In another clear sign of progress, continued improvement in our cash flow from operations enabled us to reduce debt sequentially for the second consecutive quarter, this time by $12 million, while maintaining a consistent fleet age of 2.5 years, well below industry average. Our strengthening operating results represent another solid step towards returning to profitability and further enhancing shareholder value. We are especially encouraged by our sustained sequential quarterly improvements throughout 2013, which ran counter to the historical seasonal patterns in our business.”

Mr. Simone continued, “Throughout 2013, our Trucking segment made steady progress, improving its adjusted operating ratio by 503 basis points quarter over quarter and by 644 basis points for the full year.  The fourth quarter of 2013 was our fifth consecutive quarter of improvement. For both the quarter and the year, we extended our length of haul while simultaneously increasing our pricing, and we added drivers while simultaneously increasing productivity per driver. These are impressive accomplishments, and demonstrate the fundamental nature of our improving performance.

“Our asset-light Strategic Capacity Solutions (SCS) business also turned in another strong quarter, growing operating income by 74.4% year over year on base revenue growth of 4.1%. SCS, which accounted for $30.4 million, or 26.7%, of our consolidated base revenue, actually reduced its year-over-year operating expenses by 4.0%, leading to a 390 basis-point improvement in operating margin.”

Mr. Simone concluded, “We are very pleased with our fourth-quarter performance, especially since we are still in the early stages of implementing our turnaround plan and see many opportunities for continued improvement. In 2014, we expect to continue to execute on our key initiatives and high-leverage activities, including increasing tractor utilization and fuel efficiency, reducing insurance claims expense and controlling maintenance costs. Given the substantial headway we have made over the past year and the momentum we carry into 2014, we believe our goal of returning USA Truck to profitability is achievable for the full year 2014.”

Long-Term Claims Liability Reserve Adjustment
As part of the in-depth operational reviews conducted by the Company’s new management team, USA Truck completed its first actuarial review of long-term claims liability reserves. After extensive analysis and consultation with advisors, management determined that an enhancement in the estimation process, whereby a third-party actuary was engaged, would provide a better estimate of the claims reserve. As a result, the long-term claims liability on the Company’s balance sheet was adjusted upward by $6.0 million at December 31, 2013, resulting in a non-cash charge of $0.35 per diluted share to fourth-quarter earnings. This adjustment has been included in a separate line within the operating expenses and costs section of the consolidated statements of operations. The Company has added senior management team members and advisors possessing deep expertise in loss prevention and claims management who are leading the implementation of initiatives and procedures that the Company expects will reduce future claims exposure.

Legal and Related Defense Costs
In the fourth quarter, the Company recorded approximately $1.5 million, or $0.09 per diluted share, in legal and other defense costs incurred in connection with the unsolicited proposal from Knight Transportation, Inc. to acquire USA Truck and related litigation. The Company deems these costs to be unusual in nature, so they have been recorded in “Other Expenses (Income).” On February 5, 2014 USA Truck announced that it had entered into a settlement agreement with Knight Transportation on the litigation relating to its unsolicited proposal.  Accordingly, the Company expects legal and related defense costs to be substantially reduced in the first quarter of 2014.

Financial Results
Total base revenues increased 6.2% to $113.6 million for the quarter ended December 31, 2013 from $107.1 million for the same quarter of 2012. Asset-based Trucking revenue, not including fuel surcharge, increased 6.9% to $83.3 million, while non-asset based Strategic Capacity Solutions revenue rose 4.1% to $30.4 million. The Company incurred a net loss of $4.6 million, or $0.45 per diluted share, for the 2013 quarter compared to a net loss of $3.2 million, or $0.31 per diluted share, for the 2012 quarter. Excluding the adjustments to the long-term claims liability reserve and legal and related defense expenses described above, the Company incurred an adjusted net loss of $41,626, or $0.00 per diluted share, for the 2013 quarter.

Total base revenues increased 8.6% to $443.9 million for the year ended December 31, 2013 from $408.7 million for the same period of 2012. Asset-based Trucking revenue, not including fuel surcharge, increased 9.6% to $326.3 million, while non-asset based Strategic Capacity Solutions revenue rose 5.8% to $117.6 million. The Company incurred a net loss of $9.1 million, or $0.88 per diluted share, for the year ended December 31, 2013 compared to a net loss of $17.7 million, or $1.71 per diluted share, for the comparable 2012 period. Excluding the long-term claims liability reserve and the legal and related defense expenses described above, the Company incurred an adjusted net loss of $4.5 million, or $0.44 per diluted share, for the year ended December 31, 2013.  A reconciliation of net loss to adjusted net loss is provided as an exhibit to this press release.

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
Trucking:
Operating loss (in thousands) (1)	$(7,613)	$(5,457)	$(17,667)	$(29,843)
Operating ratio (2)	109.1%	107.0%	105.4%	110.0%
Adjusted operating ratio (3)	102.0%	107.0%	103.6%	110.0%
Total miles (in thousands) (4)	57,079	52,968	223,923	205,776
Empty mile factor	12.7%	12.0%	11.8%	11.4%
Base revenue per loaded mile	$1.680	$1.671	$1.654	$1.632
Average number of in-service tractors (5)	2,235	2,179	2,232	2,184
Percentage of in-service tractors unseated	4.3%	4.2%	5.1%	7.9%
Average number of seated tractors (6)	2,139	2,087	2,119	2,012
Average miles per seated tractor per week	2,030	1,931	2,027	1,956
Base revenue per seated tractor per week	$2,977	$2,840	$2,957	$2,829
Average loaded miles per trip	608	556	599	542

Strategic Capacity Solutions (7):
Operating income (in thousands) (1)	$2,920	$1,675	$9,000	$6,571
Gross margin (8)	14.6%	14.6%	14.2%	14.6%

(1)    Operating income or loss is calculated by deducting total operating expenses and costs from total revenues.
(2)            Operating ratio is calculated by dividing total operating expenses, net of fuel surcharge, by base revenue.
(3)    Adjusted operating ratio is calcuated by dividing total operating expenses, net of fuel surcharge, less the long-term claims liability reserve adjustment, by base revenue.
(4)            Total miles include both loaded and empty miles.
(5)            Tractors include Company-operated tractors in service, plus tractors operated by independent contractors.
(6)            Seated tractors are those occupied by drivers.
(7)            Includes Intermodal results.
(8)    Gross margin is calculated by taking total revenue less purchased transportation expense and dividing that amount by total revenue.  This calculation includes intercompany revenues and expenses.

Balance Sheet and Liquidity
“Our revenue growth and cost control initiatives have materially improved our cash flow from operations, enabling us to pay down debt sequentially by $12.0 million during the fourth quarter.  This follows a $5.0 million reduction during the third quarter.  For the quarter, our cash flow from operations more than tripled; for the full year, it rose approximately 131%. We ended 2013 with $128.9 million of outstanding debt, which, net of cash, represented 56.2% of our total capitalization,” noted Mr. Simone.

Fourth-Quarter 2013 Conference Call Information
USA Truck will hold a conference call to discuss its fourth-quarter 2013 results on February 11, 2014 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-800-351-6807 (U.S. / Canada) and 1-334-323-7224 (International), access code 541247. The slide presentation that will accompany the call may be accessed using the following link: https://www.yourcall.com/webecho/GuestLogin.aspx?ConfRef=78215399&Pin=1533.

For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Presentations” tab of the “Investors” menu. A telephone replay of the call will also be available for 60 days following the call at 1-877-919-4059, access code 65832045.

Use of Non-GAAP Financial Information
In addition to our GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. It defines Adjusted EBITDA as these items plus the long-term claims liability reserve adjustment, pretax, and legal and related defense costs incurred in connection with the unsolicited proposal from Knight Transportation to acquire USA Truck and related litigation, pretax. EBITDA and Adjusted EBITDA are measures used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). Management believes these measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, net income as a measure of operating performance or to cash flows from operating activities or any other performance measures derived in accordance with GAAP as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA and Adjusted EBITDA to GAAP net income as an exhibit to this press release.

Cautionary Statement Concerning Forward-Looking Statements
Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of normal quarter-end closing and interim review procedures, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck
USA Truck is a transportation and logistics provider headquartered in Van Buren, Arkansas, with terminals, offices and staging facilities located throughout the United States. We transport commodities throughout the continental U.S. and into and out of portions of Canada. We also transport general commodities into and out of Mexico by allowing through-trailer service from our terminal in Laredo, Texas.  Our Strategic Capacity Solutions and Intermodal service offerings provide customized transportation solutions using the latest technological tools available and multiple modes of transportation.

Company Contact
Cliff Beckham, EVP & CFO
USA Truck
(479) 471-2672
Cliff.Beckham@usa-truck.com

Investor Relations Contact
Harriet Fried / Jody Burfening
LHA
(212) 838-3777
hfried@lhai.com

USA TRUCK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	(in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue:
Trucking revenue	$83,286	$77,891	$326,275	$297,624
Strategic Capacity Solutions revenue	30,362	29,162	117,580	111,095
Base revenue	113,648	107,053	443,855	408,719
Fuel surcharge revenue	27,768	27,718	111,150	103,709
Total revenue	141,416	134,771	555,005	512,428

Operating expenses and costs:
Salaries, wages and employee benefits	36,764	35,757	141,765	142,263
Purchased transportation	35,413	34,323	139,091	127,949
Fuel and fuel taxes	33,711	34,382	135,548	131,162
Operations and maintenance	12,018	11,167	49,494	43,559
Depreciation and amortization	11,547	11,487	44,947	45,058
Long-term claims liability reserve adjustment	5,970	--	5,970	--
Insurance and claims	4,060	4,983	23,280	20,556
Operating taxes and licenses	1,302	1,320	5,406	5,504
Communications and utilities	1,034	1,076	4,117	4,124
Gain on disposal of assets, net	(204)	(396)	(1,648)	(2,151)
Other	4,494	4,454	15,702	17,676
Total operating expenses and costs	146,109	138,553	563,672	535,700
Operating loss	(4,693)	(3,782)	(8,667)	(23,272)

Other expenses (income):
Interest expense	910	1,002	3,662	4,052
Legal and related defense costs	1,480	--	1,480	--
Other, net	(1)	98	(711)	(64)
Total other expenses, net	2,389	1,100	4,431	3,988
Loss before income taxes	(7,082)	(4,882)	(13,098)	(27,260)
Income tax benefit	(2,446)	(1,642)	(3,988)	(9,589)

Net loss and Comprehensive loss	$(4,636)	$(3,240)	$(9,110)	$(17,671)

Net loss per share information:
Average shares outstanding (Basic)	10,323	10,313	10,323	10,310
Basic loss per share	$(0.45)	$(0.31)	$(0.88)	$(1.71)

Average shares outstanding (Diluted)	10,323	10,313	10,323	10,310
Diluted loss per share	$(0.45)	$(0.31)	$(0.88)	$(1.71)

USA TRUCK, INC.
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND AMORTIZATION (EBITDA)
(UNAUDITED)

	(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net loss	$(4,636)	$(3,240)	$(9,110)	$(17,671)
Add:
Income tax benefit	(2,446)	(1,642)	(3,988)	(9,589)
Interest, net	910	1,002	3,662	4,052
Depreciation and amortization	11,547	11,487	44,947	45,058
EBITDA	5,375	7,607	35,511	21,850
Add:
Long-term claims liability reserve adjustment, pretax	5,970	--	5,970	--
Legal and related defense costs, pretax	1,480	--	1,480	--
Adjusted EBITDA	$12,825	$7,607	$42,961	$21,850

USA TRUCK, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(UNAUDITED)

	(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating loss	$(4,693)	$(3,782)	$(8,667)	$(23,272)
Long-term claims liability reserve adjustment	5,970	--	5,970	--
Adjusted operating income (loss)	1,277	(3,782)	(2,697)	(23,272)

Other expenses, net	(2,389)	(1,100)	(4,431)	(3,988)
Legal and related defense costs	1,480	--	1,480	--
Adjusted other expenses, net	(909)	(1,100)	(2,951)	(3,988)

Pretax loss	(7,082)	(4,882)	(13,098)	(27,260)
Adjustments	7,450	--	7,450	--
Adjusted pretax income (loss)	368	(4,882)	(5,648)	(27,260)

Income tax benefit	(2,446)	(1,642)	(3,988)	(9,589)
Tax effect of adjustments	2,856	--	2,856	--
Adjusted income tax expense (benefit)	410	(1,6421)	(1,132)	(9,589)

Net loss	(4,636)	(3,240)	(9,110)	(17,671)
Adjustments, net of tax	4,594	--	4,594	--
Adjusted net loss	$(42)	$(3,240)	$(4,516)	$(17,671)

Loss per share	$(0.45)	$(0.31)	$(0.88)	$(1.71)
Per share effect of adjustments	0.45	--	0.44	--
Adjusted loss per share	$(0.00)	$(0.31)	$(0.44)	$(1.71)